EXHIBIT 99.7

From: Bailey, Clarke
Sent: Friday, October 03, 2008 10:04 AM
To: Cliff Bickell; Donald Bates; Horace Sibley; Peter Gilson; Ray Ardizzone; Skip Speaks; Costabile, Tom
Cc: Kerin Williamson
Subject: Adoption of Severance Policy for EDC (USA) LLC

Gentlemen,

We have been advised by counsel that we should codify our severance guidelines into a policy that is consistent with ERISA guidelines.  The economics of this policy are identical to those we shared with the board in the presentation of Project Sapphire at the meeting in Gastonia, NC. Attached is the policy along with a written resolution to approve it.  If you have any questions, please call either me or Tom Costabile.  Otherwise please execute the written resolution and fax a copy to 212-333-8455 and mail the original to Kerin Williamson.

Thanks for the help.

All the best,

Clarke
______________________________________________
Chairman
Entertainment Distribution Company

ENTERTAINMENT DISTRIBUTION COMPANY, LLC

The undersigned, pursuant to Sections 5.5 and 5.9(c) of the Limited Liability Company Agreement of ENTERTAINMENT DISTRIBUTION COMPANY, LLC, a Delaware limited liability company (the “Company”), and being all the members of the Board of Directors of the Company do hereby consent to and approve:

1.	The adoption, by the Company’s wholly-owned subsidiary, Entertainment Distribution Company (USA), LLC (“EDC USA”), of the Severance Pay Policy, substantially in the form attached hereto as Exhibit A.

2.	All actions taken by officers and employees of the Company and EDC USA necessary to effectuate and implement the resolution set forth in paragraph 1 above.

IN WITNESS WHEREOF, the undersigned has executed this unanimous written consent effective as of October ____, 2008.

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Ramon D. Ardizzone

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Clarke H. Bailey

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Donald S. Bates

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Cliff O. Bickell

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Thomas Costabile

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Peter W. Gilson

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Horace H. Sibley

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Howard W. Speaks